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                                                                    Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-112949 of Enersis S.A. (the "Company") on Form F-4 of our report dated January 24, 2004, June 25, 2004, as to Notes 2(a), 2(c), 37 and 38 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Notes 2.a.(iii) and 37, exchange rates used to translate the financial statements, and the effects of the application of the accounting principles generally accepted in the United States of America on the consolidated financial statements), appearing in the Annual Report on Form 20-F/A of the Company for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte

Deloitte & Touche Sociedad de Auditores y Consultores Limitada

Santiago, Chile
July 28, 2004